EXHIBIT 32.2

CERTIFICATION

In connection with the annual report of Findex.com, Inc. (the “company”) on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Kirk Rowland, Chief Financial Officer of the company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted), that:

(1)	The Annual Report fully complies with the requirements of the Securities Exchange Act of 1934; and

(2)
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the company at the end of the periods covered by the Annual Report.

In Witness Whereof, the undersigned has set his hand hereto as of this 15th day of April, 2005.

By	/s/ Kirk Rowland
Kirk Rowland
Chief Financial Officer